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                                                                     EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


SUBSIDIARY NAME                                INCORPORATION                        DATE
---------------                                -------------                        ----

Spectrum Pharmaceuticals GmbH                  Switzerland                      04/26/97

NeoGene Technologies, Inc.                     California                       10/01/99


NeoJB LLC                                      Delaware                           4/3/02